Joint Filer Information

Names:

Deerfield Mgmt IV, L.P., Deerfield Mgmt HIF, L.P., Deerfield Management Company, L.P., Deerfield Private Design Fund IV, L.P., Deerfield Healthcare Innovations Fund, L.P., Deerfield Special Situations Fund, L.P., Deerfield Mgmt, L.P.

Address:	345 Park avenue South, 12th Floor New York, NY 10010

Designated Filer:	James E. Flynn

Issuer and Ticker Symbol:	Mirum Pharmaceuticals, Inc. [MIRM]

Date of Event Requiring Statement:	July 9, 2021

The undersigned, Deerfield Mgmt IV, L.P., Deerfield Mgmt HIF, L.P., Deerfield Management Company, L.P., Deerfield Private Design Fund IV, L.P., Deerfield Healthcare Innovations Fund, L.P., Deerfield Mgmt, L.P. and Deerfield Special Situations Fund, L.P. are jointly filing the attached Changes in Beneficial Ownership on Form 4 with James E. Flynn with respect to the beneficial ownership of securities of Mirum Pharmaceuticals, Inc.

Signatures:

DEERFIELD MGMT HIF, L.P. By: J.E. Flynn Capital HIF, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD MGMT IV, L.P. By: J.E. Flynn Capital IV, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact

DEERFIELD MANAGEMENT COMPANY, L.P. By: Flynn Management LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact	DEERFIELD PRIVATE DESIGN FUND IV, L.P. By: Deerfield Mgmt IV, L.P., General Partner By: J.E. Flynn Capital IV, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact

DEERFIELD HEALTHCARE INNOVATIONS FUND, L.P.

By: Deerfield Mgmt HIF, L.P., General Partner

By: J.E. Flynn Capital HIF, LLC, General Partner

By: /s/ Jonathan Isler

       Jonathan Isler, Attorney-In-Fact

DEERFIELD MGMT, L.P.

By: J.E. Flynn Capital, LLC, General Partner

By: /s/ Jonathan Isler

       Jonathan Isler, Attorney-In-Fact

DEERFIELD SPECIAL SITUATIONS FUND, L.P. By: Deerfield Mgmt, L.P., General Partner By: J.E. Flynn Capital, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact